Exhibit 99.4

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On May 12, 2017, Community Bank System, Inc. (“Community Bank System”) acquired Merchants Bancshares, Inc. (“Merchants”). The following unaudited pro forma combined condensed consolidated financial information combines the historical consolidated financial position and results of operations of Community Bank System and its subsidiaries and Merchants and its subsidiaries, as an acquisition by Community Bank System of Merchants using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes. Under the acquisition method of accounting, the assets and liabilities of Merchants were recorded by Community Bank System at their respective fair values as of the date the merger was completed. The unaudited pro forma combined financial information should be read in conjunction with Community Bank System’s Quarterly Report on Form 10-Q for the period ended March 31, 2017, and Annual Report on Form 10-K for the year ended December 31, 2016, and Merchants’ Quarterly Report on Form 10-Q for the period ended March 31, 2017, and Annual Report on Form 10-K for the year ended December 31, 2016.

The unaudited pro forma combined condensed financial information is presented for illustrative purposes only and does not indicate the financial results of the combined company had the companies actually been combined at the beginning of each period presented, nor the impact of possible business model changes. The unaudited pro forma combined condensed consolidated financial information also does not consider any potential effects of changes in market conditions on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors. In addition, as explained in more detail in the accompanying notes, the preliminary allocation of the pro forma purchase price reflected in the unaudited pro forma combined condensed consolidated financial information is subject to adjustment and could materially vary from the actual purchase price allocation as additional information becomes available. Accrued income taxes and deferred taxes were recorded on a provisional basis and could vary from the actual recorded balance once finalized.

The Merchants merger was announced on October 24, 2016, and was completed on May 12, 2017. The Merchants merger provided that the shareholders of Merchants would receive, at their election, consideration per share equal to (i) 0.963 shares of Community Bank System common stock, (ii) $40.00 in cash or (iii) the combination of 0.6741 shares of Community Bank System common stock and $12.00 in cash, subject to an overall proration of 70% stock and 30% cash. The cash and stock consideration was equivalent to $49.74 for each share of Merchants common stock based upon the closing price of Community Bank System common stock as of May 12, 2017, the closing date of the transaction. Most of the Merchants stockholders elected the “all stock” election to receive the merger consideration in the form of shares of Community Bank System common stock. As a result, the (i) consideration of 0.963 shares of Community Bank System common stock was adjusted to be 0.6811 shares of Community Bank System common stock and $11.71 in cash. The transaction qualified as a reorganization for federal income tax purposes, and as a result, the receipt of Community Bank System common stock by shareholders of Merchants was considered to be tax-exempt.

The unaudited pro forma combined condensed consolidated balance sheet gives effect to the merger as if the transaction had occurred on March 31, 2017. The unaudited pro forma combined condensed consolidated income statements for the three months ended March 31, 2017, and the year ended December 31, 2016, give effect to the merger as if the transaction had become effective on January 1, 2016.

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Community Bank System and Subsidiaries Unaudited Combined Condensed Consolidated Balance Sheet as of March 31, 2017

	Community Bank System	Merchants	Pro Forma		Community Bank System Pro Forma
(in thousands, except per share data)	As Reported	As Reported	Adjustments	Ref	Combined
Assets:
Cash and cash equivalents	$291,186	$59,762	$(82,898)	A	$268,050
Securities available-for-sale	2,740,890	287,989	0		3,028,879
Securities held-to-maturity	0	80,991	322	B	81,313

Loans	4,932,213	1,542,718	(32,500)	C	6,442,431
Allowance for loan losses	(47,096)	(13,187)	13,187	C	(47,096)
Net loans	4,885,117	1,529,531	(19,313)		6,395,335

Goodwill	542,986	7,011	177,335	D	727,332
Other intangibles, net	75,991	1,113	24,958	E	102,062
Other assets	377,690	57,147	4,025	F, N	438,862
Total assets	$8,913,860	$2,023,544	$104,429		$11,041,833

Liabilities:
Deposits	$7,336,877	$1,511,676	$271	G	$8,848,824
Short-term borrowings	0	75,000	0		75,000
Subordinated debt held by unconsolidated subsidiary trusts	102,177	20,619	0	H	122,796
Securities sold under agreement to repurchase	0	249,582	0		249,582
Long-term debt	0	3,630	0	H	3,630
Other liabilities	178,776	4,389	14,247	I, N	197,412
Total liabilities	7,617,830	1,864,896	14,518		9,497,244

Shareholders' equity:
Preferred stock	0	0	0		0
Common stock	46,431	72	4,610	J	51,113
Additional paid-in capital	627,015	56,563	201,009	K	884,587
Retained earnings	626,258	115,085	(128,780)	L	612,563
Accumulated other comprehensive income/(loss)	10,354	(5,657)	5,657	M	10,354
Deferred compensation arrangements	0	6,071	3,929	N	10,000
Treasury stock, at cost	(14,028)	(13,486)	3,486	N	(24,028)
Total equity	1,296,030	158,648	89,911		1,544,589
Total liabilities and equity	$8,913,860	$2,023,544	$104,429		$11,041,833
Common shares outstanding (000)	45,956	6,916	(2,413)	O	50,459
Book value per common share	$28.20	$22.94			$30.61

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

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Community Bank System and Subsidiaries Unaudited Combined Condensed Consolidated Income Statement for the Three Months Ended March 31, 2017

	Community Bank System	Merchants As	Pro Forma		Community Bank System Pro Forma
(in thousands, except per share data)	As Reported	Reported	Adjustments	Ref	Combined
Interest income:
Interest and fees on loans	$52,384	$13,507	$1,477	P	$67,368
Interest and dividends on taxable investments	13,566	1,918	0		15,484
Interest on nontaxable investments	4,008	0	0		4,008
Total interest income	69,958	15,425	1,477		86,860
Interest expense	2,684	1,189	(22)	Q	3,851
Net interest income	67,274	14,236	1,499		83,009
Provision for loan losses	1,828	500	0		2,328
Net interest income after provision for loan losses	65,446	13,736	1,499		80,681
Noninterest revenues:
Deposit service fees	14,707	1,780	0		16,487
Other banking services	1,159	658	0		1,817
Employee benefit services	17,189	0	0		17,189
Insurance revenues	6,400	0	0		6,400
Wealth management services	4,863	824	0		5,687
Total noninterest revenues	44,318	3,262	0		47,580
Noninterest expenses:
Salaries and employee benefits	41,400	5,823	0		47,223
Amortization of intangible assets	2,768	43	1,224	R	4,035
Acquisition expenses	1,716	1,302	(1,956)	S	1,062
Other expenses	27,691	4,785	0		32,476
Total noninterest expenses	73,575	11,953	(732)		84,796
Income before taxes	36,189	5,045	2,231		43,465
Income taxes	9,932	1,434	850	T	12,216
Net income	26,257	3,611	1,381		31,249
Income attributable to unvested stock-based compensation awards	138	0	0		138
Income available to common shareholders	$26,119	$3,611	$1,381		$31,111

Basic earnings per share	$0.58	$0.52			$0.62
Diluted earnings per share	$0.57	$0.52			$0.61
Weighted-average common shares outstanding:
Basic	45,284	6,904	(2,220)	U	49,968
Diluted	45,987	6,929	(2,245)	U	50,671

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

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Community Bank System and Subsidiaries Unaudited Combined Condensed Consolidated Income Statement for the Year Ended December 31, 2016

	Community Bank System	Merchants As	Pro Forma		Community Bank System Pro Forma
(in thousands, except per share data)	As Reported	Reported	Adjustments	Ref	Combined
Interest income:
Interest and fees on loans	$211,467	$51,929	$8,500	P	$271,896
Interest and dividends on taxable investments	56,201	7,811	0		64,012
Interest on nontaxable investments	17,519	0	0		17,519
Total interest income	285,187	59,740	8,500		353,427
Interest expense	11,291	4,500	(106)	Q	15,685
Net interest income	273,896	55,240	8,606		337,742
Provision for loan losses	8,076	1,105	0		9,181
Net interest income after provision for loan losses	265,820	54,135	8,606		328,561
Noninterest revenues:
Deposit service fees	58,595	7,340	0		65,935
Other banking services	7,477	1,639	0		9,116
Employee benefit services	46,628	0	0		46,628
Insurance revenues	23,149	0	0		23,149
Wealth management services	19,776	3,709	0		23,485
Loss on sales of investment securities, net	0	0	0		0
Total noninterest revenues	155,625	12,688	0		168,313
Noninterest expenses:
Salaries and employee benefits	151,647	22,976	0		174,623
Amortization of intangibles	5,479	204	5,590	R	11,273
Acquisition expenses	1,706	3,080	(3,938)	S	848
Other expenses	108,016	20,991	0		129,007
Total noninterest expenses	266,848	47,251	1,652		315,751
Income before taxes	154,597	19,572	6,954		181,123
Income taxes	50,785	4,689	2,649	T	58,123
Net income	103,812	14,883	4,305		123,000
Income attributable to unvested stock-based compensation awards	550	0	0		550
Income available to common shareholders	$103,262	$14,883	$4,305		$122,450

Basic earnings per share	$2.34	$2.17			$2.51
Diluted earnings per share	$2.32	$2.16			$2.49
Weighted-average common shares outstanding:
Basic	44,091	6,871	(2,187)	U	48,775
Diluted	44,485	6,896	(2,212)	U	49,169

See accompanying notes to unaudited pro forma combined condensed consolidated financial statements.

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Note 1—Basis of Presentation

The unaudited pro forma combined condensed consolidated financial information and notes have been prepared to illustrate the effects of the merger transaction involving Community Bank System and Merchants using the acquisition method of accounting with Community Bank System treated as the acquirer. The unaudited pro forma combined condensed consolidated financial information is presented for illustrative purposes only and does not necessarily indicate the financial results of the combined companies had the companies actually been combined at the beginning of each period presented, nor does it necessarily indicate the results of operations in future periods or the future financial position of the combined entity. Under the acquisition method of accounting, the assets and liabilities of Merchants, as of the effective date of the merger, were recorded by Community Bank System at their respective fair values and the excess of the merger consideration over the fair value of the net assets was allocated to goodwill and other intangible assets.

The Merchants merger, which closed on May 12, 2017, provided that the shareholders of Merchants would receive, at their election, consideration per share equal to (i) 0.963 shares of Community Bank System common stock, (ii) $40.00 in cash or (iii) the combination of 0.6741 shares of Community Bank System common stock and $12.00 in cash, subject to an overall proration of 70% stock and 30% cash. The cash and stock consideration was equivalent to $49.74 for each share of Merchants common stock based upon the closing price of Community Bank System common stock as of May 12, 2017, the closing date of the transaction. Most of the Merchants stockholders elected the “all stock” election to receive the merger consideration in the form of shares of Community Bank System common stock. As a result, the (i) consideration of 0.963 shares of Community Bank System common stock was adjusted to 0.6811 shares of Community Bank System common stock and $11.71 in cash. The transaction qualified as a reorganization for federal income tax purposes, and as a result, the receipt of Community Bank System common stock by shareholders of Merchants was considered to be tax-exempt.

The pro forma allocation of purchase price reflected in the unaudited pro forma combined condensed consolidated financial information is subject to adjustment and may vary from the actual purchase price allocation that was recorded at the time the merger transaction was completed. Adjustments may include, but not be limited to, changes in (i) Merchants’ balance sheet through the effective date of the merger; (ii) total merger related expenses if consummation and/or implementation costs vary from currently estimated amounts; and (iv) the underlying values of assets and liabilities if market conditions differ from current assumptions.

The accounting policies of Community Bank System and Merchants are in the process of being reviewed in detail. Upon completion of such review, conforming adjustments or financial statement reclassification may be determined.

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Note 2—Preliminary Purchase Price Allocation

The pro forma adjustments include the accounting entries to record the merger transaction under the acquisition method of accounting for business combinations. The excess of the purchase price over the fair value of net assets acquired was allocated to goodwill and other intangible assets. Fair value adjustments included in the pro forma financial statements are based upon available information and certain assumptions considered reasonable, and may be revised as additional information becomes available.

The pro forma purchase price for the Merchants merger is as follows:

(in thousands, except per share data)
Pro forma purchase price
Cash consideration:
Shares outstanding	6,947,728
Overall cash election proration(1)	0.30
Shares for cash election	2,072,438
Cash consideration per share	$40.00
Cash consideration	$82,898
Equity portion of purchase price:
Shares outstanding	6,947,728
Overall stock election proration(1)	0.70
Shares for stock election	4,875,290
Exchange ratio(1)	0.961
Total Community Bank System shares issues	4,683,935
Community Bank System share price on acquisition date	$55.99
Equity portion of purchase price	$262,254
Total pro forma purchase price for outstanding common stock	$345,152
Cash consideration for in-the-money stock options	$0
Total pro forma purchase price	$345,152

(1)	Based on the stock election selected by Merchants shareholders, the overall cash election, stock election and exchange ratio were adjusted for the actual cash and stock issued.

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The preliminary purchase price allocation for the Merchants merger is as follows:

(000s omitted)

Preliminary pro forma goodwill

Total pro forma purchase price	$345,152
Net assets at fair value
Fair value of assets acquired:
Cash and cash equivalents	$59,762
Investment securities	369,302
Loans, net	1,510,218
Other assets	61,172
Core deposit intangibles	23,214
Other intangibles	2,857
Total assets acquired	2,026,525
Fair value of liabilities assumed:
Deposits	1,511,947
Short-term borrowings	75,000
Subordinated debt held by unconsolidated subsidiary trusts	20,619
Securities sold under agreement to repurchase	249,582
Long-term debt	3,630
Other liabilities	4,941
Total liabilities assumed	1,865,719
Net assets acquired	160,806
Preliminary pro forma goodwill	$184,346

Note 3—Pro Forma Adjustments

The following pro forma adjustments have been reflected in the unaudited pro forma combined condensed consolidated financial information. All taxable adjustments were calculated using a 38.1% tax rate to arrive at deferred tax asset or liability adjustments. All adjustments are based on current assumptions and valuations, which are subject to change.

A.	Adjustments to cash to reflect the cash of $82.9 million used to purchase Merchants.

B.	Adjustment to record Merchants held-to-maturity securities at fair value.

C.	Adjustments to loans to reflect the estimated fair value adjustments to acquired loans of $19.3 million, net, including $15.0 million of estimated net credit deterioration based on historical loss factors and certain qualitative factors, an estimated adjustment of $15.2 million related to the difference in loan portfolio interest rates and current market interest rates, an estimated fair value adjustment of $2.3 million for purchased impaired loans, and net of the reversal of Merchants' allowance for loan losses of $13.2 million.

D.	Adjustments to eliminate the Merchants goodwill of $7.0 million and record estimated goodwill of $184.3 million associated with the Merchants transaction.

E.	Adjustments to eliminate Merchants core deposit intangible asset of $1.1 million, record an estimated $23.2 million in core deposit intangibles and record an estimated $2.9 million in wealth management related customer list intangibles associated with the Merchants transaction.

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F.	Adjustment to reflect the net fair value appreciation of premises and equipment of $0.9 million based on independent third party appraisals of all significant premises and equipment owned by Merchants.

G.	Adjustment to Merchants time deposits of $0.3 million to reflect a current market rate of interest.

H.	Adjustment to long term debt and subordinated debt held by unconsolidated subsidiary trusts considered immaterial and recorded at par value.

I.	Adjustment to other liabilities to record a deferred tax liability of $8.8 million associated with the core deposit intangible asset adjustment and a deferred tax liability of $1.1 million associated with the customer list intangible, net of a deferred tax asset of $0.1 million associated with the time deposit fair value adjustment and a deferred tax asset of $12.4 million associated with the fair value adjustment to acquired loans for expected net credit deterioration and interest rates associated with the Merchants transaction and to record the accrual of $13.7 million in after-tax merger costs associated with the Merchants transaction.

J.	Adjustments to eliminate Merchants common stock of $0.7 million and record the issuance of 4.68 million Community Bank System shares to Merchants shareholders.

K.	Adjustments to eliminate Merchants additional paid in capital of $56.6 million and record additional paid in capital of $257.5 million associated with the Merchants transaction.

L.	Adjustments to eliminate Merchants retained earnings balances of $115.1 million and record the accrual of $13.7 million in after-tax merger costs associated with the Merchants transaction.

M.	Adjustment to eliminate Merchants accumulated other comprehensive loss of $5.7 million.

N.	Adjustment to eliminate Merchants treasury stock balance of $13.5 million, eliminate Merchants deferred compensation arrangements balance of $6.1 million, and record the impact of acquired deferred compensation arrangements including 0.2 million shares of Community Bank System stock with a market value of $10.0 million and $3.1 million held in a Rabbi Trust for the benefit of the beneficiaries of the deferred compensation arrangements.

O.	Adjustments to Community Bank System common shares outstanding to eliminate shares of Merchants common stock of 6.92 million, record Community Bank System share issues of 4.68 million for the Merchants transaction and record the acquisition of 0.2 million shares of Community Bank System stock held in a Rabbi Trust related to acquired deferred compensation arrangements.

P.	Net adjustments to interest and fees on loans of $1.5 million for the three months ended March 31, 2017 and $8.5 million for the year ended December 31, 2016 to record amortization of premiums and accretion of discounts on acquired loans of Merchants using a weighted average maturity of approximately 8.9 years. The estimated amortization of premiums and accretion of discounts on acquired loans of Merchants is approximately $8.5 million for the year ended December 31, 2016, $5.9 million for the year ended December 31, 2017, $4.7 million for the year ended December 31, 2018, $3.2 million for the year ended December 31, 2019, $2.4 million for the year ended December 31, 2020 and $5.5 million thereafter.

Q.	Net adjustments to interest expense of $0.02 million for the three months ended March 31, 2017 and $0.1 million for the year ended December 31, 2016 to record accretion of the fair value adjustment on acquired time deposits. The accretion of the fair value adjustment on acquired time deposits from Merchants is approximately $0.1 million for the year ended December 31, 2016, $0.1 million for the year ended December 31, 2017, and $0.1 million for the year ended December 31, 2018.

R.	Net adjustments to amortization of intangible assets of $1.2 million for the three months ended March 31, 2017 and $5.6 million for the year ended December 31, 2016 to eliminate Merchants core deposit intangible amortization and record amortization of core deposit intangible on acquired deposits and wealth management customer list intangible from Merchants using the Sum of the Years Digit method over an estimated eight year life. The estimated amortization of the core deposit intangible on acquired deposits and customer list intangible from Merchants is approximately $5.8 million for the year ended December 31, 2016, $5.1 million for the year ended December 31, 2017, $4.3 million for the year ended December 31, 2018, $3.6 million for the year ended December 31, 2019, $2.9 million for the year ended December 31, 2020 and $4.4 million thereafter.

S.	Adjustment to eliminate acquisition expenses recorded on Merchants and Community Bank System associated with the transaction with Community Bank System of $2.0 million for the three months ended March 31, 2017 and $3.9 million for the year ended December 31, 2016.

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T.	Adjustment to income tax expense to record income tax effect of pro forma adjustments at the estimated statutory tax rate of 38.1%.

U.	Adjustments to weighted-average Community Bank System common shares outstanding to eliminate Merchants common stock outstanding and record Community Bank System common shares outstanding based on the total Community Bank System share issues of 4.68 million for the Merchants transaction. See Note 2 to unaudited pro forma combined condensed consolidated financial statements.

Note 4—Estimated Cost Savings and Merger Integration Costs

Community Bank System expects to realize approximately $10.6 million, or approximately 24.0% of Merchants’ noninterest expense base, in annual pre-tax cost savings following the merger. Estimated cost savings is expected to be fully realized in fiscal year 2018 and is excluded from this pro forma analysis.

Merger- and integration-related costs are not included in the pro forma combined statements of income since they will be recorded in the combined results of income as they are incurred prior to, or after completion of, the merger and are non-recurring in nature of what the historical results of the combined company would have been had the companies been actually combined during the periods presented. Merger and integration-related costs are estimated to be $22.1 million pre-tax for the Merchants transaction.

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